EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form SB-2 pertaining to the Electronic Control Security, Inc. of our report dated September 13, 2004, with respect to the audited consolidated financial statements of Electronic Control Security, Inc. incorporated by reference in its Annual Report on Form 10-KSB for the years ended June 30, 2004 and 2003 and filed with the Securities and Exchange Commission on October 12, 2004.


/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
October 8, 2004